UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 16, 2017

American Renal Associates Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37751	27-2170749
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 Cummings Center, Suite 6550 Beverly, Massachusetts	01915
(Address of registrant’s principal executive office)	(Zip code)
(978) 922-3080
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

American Renal Associates Holdings, Inc. (“ARAH” or the “Company”) held its 2017 Annual Meeting of Shareholders on June 16, 2017. For more information on the following proposals submitted to a vote of shareholders, see the Company’s definitive proxy statement dated May 1, 2017. Below are the final voting results.

PROPOSAL NO. 1-ELECTION OF DIRECTORS
The Company’s shareholders elected the following Class I directors for a three-year term expiring at the Company’s annual meeting of shareholders in 2020, or until their respective successors are elected and qualified, or their respective earlier death, resignation, retirement, disqualification or removal from office, by the votes set forth in the table below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Michael E. Boxer	26,317,908	1,186,891	945,639
Thomas W. Erickson	25,738,305	1,766,494	945,639
Robert H. Fish	27,480,451	24,348	945,639

PROPOSAL NO. 2-RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Company’s shareholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2017, by the votes set forth in the table below:

Votes For	Votes Against	Abstentions
28,434,556	14,432	1,450

There were no other items of business raised during the annual meeting and the annual meeting was duly adjourned.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RENAL ASSOCIATES HOLDINGS, INC.

Dated: June 16, 2017	By:	/s/ Jonathan L. Wilcox
	Name:	Jonathan L. Wilcox
	Title:	Chief Financial Officer